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                                                                    EXHIBIT 2

Board of Directors

CNA INSURANCE COMPANIES

CNA Plaza, Chicago, Illinois 60685


April 27, 1999


Board of Directors
Valley Forge Life Insurance Company
CNA Plaza, 23-S
Chicago, Illinois 60685

Directors:

     I have acted as counsel to Valley Forge Life Insurance Company (the "Company"), a Pennsylvania insurance company, and Valley Forge Life Insurance Company Variable Life Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of flexible premium variable life insurance contracts (the "Contracts") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Post Effective Amendment No. 5 to Form S-6 registration statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

          1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the Commonwealth of Pennsylvania and is duly authorized to by the Insurance Department of the Commonwealth of Pennsylvania to issue the Contracts.

          2. The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 40-37-109 of the Pennsylvania Unconsolidated Statutes.

          3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

          4. The Contracts, when issued as contemplated by the Form S-6 registration statement, will constitute legal, validly issued and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Post Effective Amendment No. 5 of Form S-6 registration statement for the Contracts and the Account.

                                                  Sincerely,



                                                  S/ LYNNE GUGENHEIM
                                                  ---------------------------
                                                  Lynne Gugenheim
                                                  Vice President and
                                                  Associate General Counsel